TELESCRIPT INDUSTRIES CORPORATION

BY-LAWS

TELESCRIPT INDUSTRIES CORPORATION

ARTICLE 1.

 Stockholders '

Section 1. ANNUAL MEETING; The annual meeting of the stockholders shall be held at the office of the corporation in the City of New York, on the first day of December of each year, or if such day be a Saturday, Sunday or a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, at three o'clock in the afternoon, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2. SPECIAL MEETING. Special meetings of the stockholders may be held upon call of the President or of the holders of twenty-five per cent of the total amount of shares of stock issued and outstanding and entitled to vote, at such time and at such places within the State of New York, as may be stated in the call.

Section 3. NOTICE OF MEETINGS: Notice of the time and place of every meeting of stockholders shall be delivered personally mailed at least ten days, but not more than forty days previous thereto, to each stockholder of record entitled to vote, at his post-office address appearing upon the books of the corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice, if all stockholders entitled to vote are present, or if notice is waived by those not present.

Section 4. QUORUM: The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote, present in person-or by proxy, shall, except as otherwise provided by law, constitute a quorum of all meetings of the stockholders; if there be no such quorum, the holders of a majority of shares of stock so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 5. WAIVER OF NOTICE: Whenever any notice whatever is required to be given by these by-laves, or the articles of incorporation of this corporation, or any of the corporation laws of the State of New York , a waiver thereof in writing, signed by the person or persons entitled to Such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 6. ORGANIZATION OF MEETINGS: Meetings of the stockholders shall be presided over by the president, or if he is not present, by a vice-president, or if neither the president nor a vice-president is present, by a chairman to be chosen at the meeting. The secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of the meeting, if present.

Section 7. VOTING INSPECTORS: At a meeting of stockholders for the election of directors, the chairman of the meeting shall appoint two inspectors of election to serve as provided by law.
 No member of the board of directors or candidate for member of the board of directors shall be appointed an inspector.

I


ARTICLE 11.

Directors

Section 1, NUMBER, QUORUM, TERM, VACANCIES,
REMOVAL. The board of directors of the corporation shall consist of such number of persons (not less than three nor more than seven) as may be elected by the stockholders.
 Directors need not be stockholders. A majority of the directors shall constitute a quorum. If any vacancy or vacancies occur in the board of directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, a majority of the directors then in office may elect a successor or successors and the director or directors so elected shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified.

Each director shall hold office until the election of his successor, unless sooner removed.

Section 2. MEETINGS, NOTICE. The board of directors shall meet only within the State of New York at such places and times as may be fixed by the board. Regular meetings of the board of directors shall be held at such time as may from time to time be fixed by resolution of the board of directors and such meetings may be hold without notice. Special meetings may be held at any time upon the call of any two directors, or of the president, by oral, telephoned, radioed, cabled, or written notice, duly served on or sent or mailed to, each director not less than two days before such meeting. A meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Meetings may be held at any time without notice if all directors are present, or if those not present waive notice of the meeting in writing.

Section 3. RESIGNATION AND REMOVAL: Any director may resign at any time by giving written notice to the president of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any and all of the directors of the corporation may be removed at any time by the vote of the holders of record of two-third of the shares of stock of the corporation issued and outstanding at a meeting of the stockholders.

Section 4. POWERS: Subject to the provisions of law and the certificate of incorporation, the directors of the corporation shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation. In furtherance and not in limitation of such powers, the board of directors shall have the following powers:

( 1 ) The board of directors may in its discretion designate from its number an executive committee of not less than two members which shall have and may exercise in the intervals between meetings of the board of directors., the powers there of which may lawfully be delegated in respect of the management of the business and the affairs of the corporation. The board of directors may, also, in its discretion designate from its number a finance committee and other committees and delegate thereto such of the powers of the board of directors as may be lawfully delegated, to be exercised when the board is not in session.

(2) The board of directors shall have power from time to time to fix the amount, if any of the surplus or net profits of the corporation to be reserved as working capital or for any other purpose and to determine whether any, or if any, what, part of the surplus shall be declared in dividends and paid to the stockholders.

(3) Except as otherwise expressly provided by law of the board of directors directors shall have power to sell, hypothecate, mortgage, pledge or. otherwise dispose of all or any part of the corporate assets or property.

ART I CLE III.
Officers

Section l. EXECUTIVE OFFICERS: The executive officers of the corporation shall be a president, a vice-president, a treasurer and a secretary, all of whom shall be elected annually by the directors, and shall hold office during such period at the pleasure of the directors. Any two offices or more may be held by one person. All vacancies occurring among any of the above officers shalI be filled by directors.
 Any officer may be removed at any time by the affirmative vote of a majority of the directors at a special meeting of the directors called for the purpose.

Section 2. SUBORDINATE OFFICERS: The board may appoint such other officers and agents with such powers and duties as it shall deem necessary.

Section 3. PRESIDENT. The president shall preside at all meetings of the stockholders and directors. He shall, while the directors are not in session, have general management and control of the business and affairs of the corporation.

Section 4. VICE-PRESIDENT: The vice-president shall in the absence or disabiIity of the president exercise the powers and perform the duties of the president and he shall exercise such other powers and perform Such other duties as shall be prescribed by the directors.

Section 5. SECRETARY: The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record al I votes i n the minutes of the meetings i n a book to be kept f or that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the duties as shall be prescribed by the board of directors and the president, under whose supervision he shall be.

He shall keep in his custody the sea] of the corporation and, when authorized by the board of directors, affix same to any instruments requiring it. When so affixed, it shall be attested by the secretary of treasurer or the assistant secretary. He shall have charge of the certificate books and stock books, and such other books and papers as the board may direct, and he shall perform all other duties incident of the office of secretary.

	Section 6. ASSISTANT SECRETARIES: the assistant secretaries shall, in the order of their seniority absence or disability of the and in the
 secretary, perform the duties and exercise the powers of the secretary and shalI perform such other duties as the president or the board of directors shall prescribe.

Section 7. TREASURER: The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in book belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

He shall disburse the funds of the corporation as may be ordered by the board of directors, making proper vouchers for such disbursement, and shall render to the president and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer of the financial condition of the corporation.

He shall give the corporation a bond, if required by the board of directors, in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office and f or the restoration to the corporation in cash, on his death, resignation, retirement or removal from office, or all books, papers, vouchers, monies, and other properties of whatever kind in his possession or under his control belonging  to the corporation.

Section 8. ASSISTANT TREASURERS: The assistant treasurers, in the order of their seniority and in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer and shell perform such other duties at this board of directors shall prescribe

Section 9. APPOINTMENT OF ADDITIONAL OFFICERS: The board may appoint such other officers and agents as it shall deem necessary, who she] I hold their off ice f or such terms and shalI exercise such powers and perform such duties as shall be determined from time to time by the boar of directors.

In case of the absence of any officer of the corporation, or for any other reason the board may deem sufficient, the board of directors may delogate for the time being, the powers or duties, or any of them, of such officer t any other officer, or to any director, provided a majority of the entire board concurs therein.

Section 10. RES I GNAT I ONS AND REMOVALS: Any officer of the corporation may resign at any time by giving written notice to the corporation, or to the board of directors, or to the chairman of the board or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, upon its acceptance by the board of directors.

Section 11. SALARIES: The salaries of all officers shall be fixed by the board of directors., and the fact that any officer is a director, shall not preclude him from receiving d salary or from voting upon the resolution providing the same.

ARTICLE IV.

Certificates of Stock

Section 1. TRANSFER: EXECUTION: The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the board of directors from time to time may prescribe. The shares of stock shall be transferred on the books of the corporation by duly authorized officers or agents of the corporation at the direction of the holder thereof or by his duly authorized representative, upon surrender for cancelIation of certificates f or the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with much proof of the authenticity of the signature as the corporation or its duly authorized officers or agents may reasonably require.

	The certificates of stock shall be signed by the president or vice-president and by the secretary or , the treasurer, an assistant secretary or an assistant treasurer, and countersigned and registered in such manner, if and, as the board of directors by resolution may prescribe; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice-president, secretary, treasurer, assistant secretary or assistant treasurer may be facsimiIe. In case any officer or officers who shalI have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

Section 2. CLOSING BOOKS: RECORD DATE: The board of directors shall have power to close the stock transfer books of the corporation f or a period not exceeding forty days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect; provided, however, that in lieu of closing the stock transfer books, the board of directors may fix in advance a date and hour, not exceeding forty days preceding the date of any meeting of stockholders or the date f or the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shalI go into effect, as a record date f or the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any allotment of rights, or to exercise any rights with respect to any such change, conversion or exchange of stock, and in Such case only such stockholders as shall be stockholders of record on the date and hour so fixed shall be entitled to such notice of, and to vote at, such meetings, or -to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed.

ARTICLE V.
	Offices

Section 1. OFFICES: The principal office of the corporation shall be in the City of New York in the State of New York. The
corporation also may have offices at such other places both within and without the State as the board of directors from time to time may designate.

ARTICLE VI.

Miscellaneous Provisions

Section 1, VOTING ON STOCK: Unless otherwise specifically authorized by the board of directors, all stock owned by the corporation, other then stock of the corporation, shall be voted in person or by proxy by the president of the corporation on behalf of the corporation.

Section 2. CORPORATE SEAL: A seal with the words
TELESCRIPT INDUSTRIES CORPORATION Corporate
Seal, New York, 1957, upon it shall be the common corporate
 seal of the corporation and shall be in the custody of the secretary. The form impressed on the margin hereof is adopted as the said corporate seal.

Section 3. LOST CERTIFICATES: Any person claiming a certificate of stock to be Iost or destroyed shalI make an affidavit or affirmation of that and advertise the same in such manner as the board of directors may require; and the board of directors, in its discretion, may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as it may direct, to indemnify the corporation against any claim that may be made against the corporation on account of the alleged loss of any such certificate.

Section 4. CHECKS, NOTES, ETC.: Checks and notes of the corporation shall be signed and checks, notes, drafts, bills of exchange and orders for the payment of money shall be determined by the board.

Section 5. FUNDS: The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such fund shall be signed in such manner as may be determined from time to time by the directors.

Section 6. NOTICE AND WAIVER OF NOTICE. Any notice required to be given by these by-laws may be given by mailing or telegraphing the same to the person entitled thereto at his address as shown on the corporation' s books, and such notice shall be deemed to be given at the time of such mailing or telegraphing. Any notice required to be given by these by-laws may be waived by the person entitled to such notice.

Section 7. DIRECTORS' STATEMENTS: The board of directors shall, when calIed upon by the holders of ten per cent ( 10%) of the share of outstanding stock, furnish a full and clear statement of the business and condition of the corporation.

Section 8. REGISTERED STOCKHOLDERS: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the .holder in fact thereof; and, accordingly, shall not be bound or responsible for any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shalI have express or other notice thereof save as expressly provided by the laws of the State of Now York.

I Section 9. POWER OF DIRECTORS TO AMEND, ETC.: The board of directors shall have power to make, amend and repeal the by-laws of the corporation, by vote of a majority of all the directors, at any regular
 or special meeting of the board.

Section 10. POWER OF STOCKHOLDERS TO AMEND, ETC. : The stockholders may make, alter, amend and repeal the by-laws of the corporation, at any annual meeting or at a special meeting called for the purposes, and all by-laws made by the directors may be altered or repealed by the stockholders.



		BY-LAWS
		OF
                                  HEALTHCARE RESOURCE MANAGEMENT
		A NEVADA CORPORATION
		ARTICLE ONE
		OFFICES

Section I. I. Registered Office - The registered office of this corporation shall be in the County of Clark , State of Nevada.

Section 1.2. Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the
 Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

Section 2. 1. Place - All annual meetings of the stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated 'in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2. Annual Meeting. Annual meetings of the stockholders, commencing with the year 1998 shall be held on the 15thdav of April each year if not a legal holiday and. if a legal holiday, then on the next secular day
following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3. Special Meetings - Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 2.4. Notices of Meeting - Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall being to run from the date upon which such notice is deposited 'in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.5. Purpose of Meetings - Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.6. Quorum - The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7. Voting - When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of
Incorporation, a different vote is in which case such express provision shall govern and control the decision of require such question.

Section 2.8. Share Voting - Each stockholder of record of the corporation shall be entitled at each meeting of stockholders to one vote for each share of stock standing in his name on the books of the corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

Section 2.9. Proxy - At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance -or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting

 Section 2.10. Written Consent in Lieu of Meeting - Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE THREE

DIRECTORS

Section 3.3 Powers - The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

 Section 3.2. Number of Directors - The number of directors which shall constitute the whole board shall be seven (7). The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors.
The directors shall be elected at the annual meeting of the stockholders and except as provided in Section 2 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.3. Vacancies - Vacancies in the Board of Directors including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining, director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the stockholders.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
		ARTICLE FOUR
	MEETINGS OF THE BOARD OF DIRECTORS

Section 4. 1. Place - Regular meetings of the Board of Directors shall be held at any place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the registered office of the corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 4.2. First Meeting - The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3. Regular Meeting - Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4. Special Meetings - Special Meetings of the Board of
Directors may be called by the Chairman or the President or by any Vice-President or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at address as it is shown upon the records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at lease forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at lease twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 4.5. Notice - Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 4.6. Waiver - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting

Section 4.7. Quorum - A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of
Incorporation. Any action of a majority, although not at a regularly called meeting and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in regular meeting.

Section4.8. Adjournment - A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.


ARTICLE FIVE

COMMITTEES OF DIRECTORS

Section 5. 1. Power to Designate - The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.
The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum. unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.
Section 5.2. Regular Minutes - The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3. Written Consent - Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE SIX

COMPENSATION OF DIRECTORS

Section 6. 1. Compensation - The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE SEVEN

NOTICES

Section 7. 1. Notice - Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

Section 7.2. Consent - Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the night to vote at such meeting- and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3. Waiver of Notice - Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE EIGHT

OFFICERS

Section 8. 1. Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

Section 8.2. Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a
President, a Secretary and a Treasurer, none of whom need be directors.

Section 8.3. Additional Officers - The Board of Directors may appoint a Vice Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 8.4. Salaries - The salaries and compensation of all officers of the corporation shall be fixed by the Board of Directors.

Section 8.5. Vacancies - The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. -Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise  shall be filled by the Board of Directors.

Section 8.6. Chairman of the Board - The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 8.7. Vice-Chairman - The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8. President - The President shall be the chief executive officer of the corporation and shall have active management of the business of the corporation. He shall execute on behalf of the corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation.

Section 8.9. Vice-President - The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Direct ors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice- Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of t he President shall descend to the Vice-Presidents in such specified order of seniority.

Section 8.10. Secretary - The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He shall give, or cause to be given. notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 8.11. Assistant Secretaries - The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8.12. Treasurer - The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
He shall disburse the funds of the corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.


Section 8.13. Surety - If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 8.14. Assistant Treasurer - The Assistant Treasurer in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.
 They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE NINE

CERTIFICATES OF STOCK

Section 9. 1. Share Certificates - Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than once class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

Section 9.2. Transfer Agents - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees. the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3. Lost or Stolen Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4. Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.5. Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten
(10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend. or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 9.6.Shareholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as other wise provided by the laws of Nevada.

ARTICLE TEN

GENERAL PROVISIONS

Section 10.1. Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2. Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3. Checks - All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


Section 10.4. Fiscal Year - The fiscal yew of the corporation shall be fixed by resolution of the Board of Directors.

Section 10.5. Corporate Seal - The corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words
"Corporate Seals" and "Nevada". The seal may be used by causing, it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


ARTICLE ELEVEN

INDEMNIFICATION

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an under-taking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.
Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement. They shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further
Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE TWELVE

AMENDMENTS

Section 12.1. By Shareholder - The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 12.2. By Board of Directors - The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

APPROVED AND ADOPTED this 2nd day of December 1997.

Terry Worthylake
Secretary


CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of Healthcare
Resource Management and that The foregoing Bylaws consisting of 11 pages, constitute the code of Bylaws of Healthcare Resource Management, as duly adopted at a regular meeting of the Board of Directors of the corporation held December 2, 1997.


IN WITNESS WHEREOF, I have hereunto subscribed my name this 2nd day of, December, 1997



Terry Worthylake
Secretary